UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                         Date of Report: January 3, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                            51-0374887
(State  or  Other  Jurisdiction  of                      (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
     SCOTTSDALE,  ARIZONA                                85260-1619
(Address  of  Principal  Executive  Offices)             (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  7.  EXHIBITS.
  (e)  Exhibits
       (99)  Press  Release  of  the  Company  dated  January  3,  2001

ITEM  9.  REGULATION  FD  DISCLOSURE.

On January 3, 2001, Dial issued a press release relating to the webcast of an investor conference to be held on Monday, January 8, 2001, a copy of which is filed herewith as Exhibit 99.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATIONJanuary  3,  2001



/S/  Conrad  A.  Conrad
     Senior  Vice  President  and  Chief  Financial  Officer






                                                                      EXHIBIT 99


          STEPHEN  BLUM   -  INVESTOR  RELATIONS
                             (480)  754-5040

          TOM  HERRMANN  -   CORPORATE  COMMUNICATIONS
                             (480)  754-2202


DIAL  CORPORATION  CHAIRMAN  OUTLINES  STRATEGY,  OUTLOOK  FOR  2001

     SCOTTSDALE, ARIZ. - JANUARY 3, 2001 - Dial Corporation Chairman, President and CEO Herbert M. Baum will present to investors at a consumer products conference on Monday, January 8, 2001, in Miami, Florida. Mr. Baum will discuss the company's strategy and outlook for 2001 at 3:15 p.m. Eastern Standard Time.

     A webcast of the presentation is open to the general public and is available by accessing http://www.dialcorp.com, and clicking on INVESTOR INFO for the link to the presentation. Username: conference/conf5. Password: consumer.

     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman Cosmetics personal care brands. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the company's web site at www.dialcorp.com.
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